UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021 (May 5, 2021)

Harte Hanks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2800 Wells Branch Parkway Austin Texas 78728 (512) 434-1100

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HRTH	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the

Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2021, Harte Hanks, Inc. (the “Company”) entered into an amendment (the “Fourth Amendment”) to its Credit Agreement dated April 17, 2017 (the “Original Credit Agreement”), with  Texas Capital Bank National Association (“TCB”). The Original Credit Agreement was previously amended by a First Amendment  (the “First Amendment”) dated  January 9, 2018, a  Second Amendment (the “Second Amendment”) dated  May 7, 2019, and a Third Amendment (the “Third Amendment”) dated May 11, 2020 (the Original Credit Agreement, together with the First Amendment, the Second Amendment and the Third Amendment, the  “Credit Agreement”).

The Company’s improved liquidity profile has allowed it to reduce its revolving credit facility under the Credit Agreement.  As a result, the Fourth Amendment (i) decreases the availability under the Credit Agreement’s revolving credit facility (as amended by the Fourth Amendment, the “Credit Facility”) from $19,000,000 to $15,000,000, and (ii) extends the maturity of the Credit Facility by one year (i.e., to April 17, 2023). The Credit Facility remains secured by substantially all of the assets of the Company and its material domestic subsidiaries. The Company and TCB also entered into a new Revolving Promissory Note, dated May 5, 2021 (the “Revolving Promissory Note”), to evidence the debt under the Credit Facility.

The Credit Facility provides for (i) revolving loan borrowings provided by TCB, (ii) letters of credit issued by TCB and (iii) credit card liabilities for credit cards held by the Company that were issued by TCB, together, up to an aggregate amount equal to the lesser of (a) $15,000,000, or (b) a sum equal to 90% of the value of investment grade bonds held in a custodian account plus 100% of the value of cash in the custodian account (the “Borrowing Base”). Letters of credit issued by TCB remain capped at $5,000,000 in the aggregate. The outstanding amounts advanced under the Credit Facility will be due and payable in full on April 17, 2023.

The Credit Facility continues to be guaranteed by HHS Guaranty, LLC (“HHS Guaranty”), an entity formed by certain members of the Shelton family (descendants of one of the Company’s founders) and related entities. David Copeland, a director of the Company, serves as sole manager of HHS Guaranty. In connection with the Fourth Amendment, the Company and HHS Guaranty entered into a Third Amended & Restated Fee, Reimbursement and Indemnity Agreement, dated May 5, 2021 (the “Restated Fee Agreement”), pursuant to which the fee payable to HHS Guaranty remains a quarterly fee of 0.5% of collateral actually pledged by HHS Guaranty (or such smaller portion of the collateral as is required under the Credit Agreement) on the last day of the month prior to such quarterly fee’s due date. The Company expects that the fees payable to HHS Guaranty will be substantially similar in amount to that previously paid by the Company.

The foregoing description of the Fourth Amendment, the Revolving Promissory Note, and the Restated Fee Agreement is subject to and qualified in all respects by the full text of the Fourth Amendment, the Revolving Promissory Note, and the Restated Fee Agreement, copies of which are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 respectively hereto and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above for a description of the Credit Facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed or furnished herewith:

Exhibit Number	Exhibit Title

10.1	Fourth Amendment to Credit Agreement, dated May 5, 2021, between Harte Hanks, Inc. and Texas Capital Bank, National Association.
10.2	Revolving Promissory Note, dated May 5, 2021, by Harte Hanks, Inc. in favor of Texas Capital Bank, National Association.
10.3	Third Amended and Restated Fee, Reimbursement and Indemnity Agreement, dated May 5, 2021, between Harte Hanks, Inc. and HHS Guaranty, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTE HANKS, INC.

By:	/s/ Lauri Kearnes
Name:	Lauri Kearnes
Title:	Chief Financial Officer

Date: May 6, 2021